Exhibit 99.1

BioDelivery Sciences Announces Regulatory Approval

of ONSOLIS in Taiwan

RALEIGH, N.C. – July 29, 2013 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced the regulatory approval of ONSOLIS in Taiwan for the management of breakthrough cancer pain in opioid tolerant, adult patients with cancer.

In Taiwan, BDSI has licensed the commercialization rights to TTY Biopharm, where the product will be marketed under the brand name PAINKYL. TTY will be responsible for the cost of future product commercialization in Taiwan and expects to launch PAINKYL following receipt of reimbursement pricing from the Taiwanese national healthcare system. The approval in Taiwan results in a milestone payment of $300,000 to BDSI. Upon launch, BDSI will receive a royalty on net sales.

“We offer our thanks and congratulations to our partner TTY on the regulatory approval for this product, which will be the first drug available in Taiwan for the treatment of breakthrough cancer pain,” said Dr. Andrew Finn, Executive Vice President of Product Development at BDSI.

ONSOLIS is approved in the U.S. and Canada for the treatment of breakthrough pain in opioid-tolerant adult patients with cancer and marketed in the E.U. as BREAKYL. The commercialization rights are licensed to Meda for all territories world-wide with the exception of Taiwan and South Korea. In South Korea, the product is licensed to Kunwha Pharmaceutical Co.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and addiction.

BDSI’s pain franchise currently consists of three products, two of which utilize the patented BioErodible MucoAdhesive (BEMA) drug delivery technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it is marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm, where it will be marketed as PAINKYL) and South Korea (licensed to Kunwha Pharmaceutical Co.).

BDSI’s second pain product using the BEMA technology, BEMA Buprenorphine, is being developed for the treatment of chronic pain and is licensed on a worldwide basis to Endo Health Solutions. BDSI’s third pain product in development is Clonidine Topical Gel for the treatment of painful diabetic neuropathy and was recently licensed from Arcion Therapeutics.

Additionally, BDSI is developing BUNAVAIL, a high dose formulation of buprenorphine in combination with naloxone for the treatment of opioid dependence. Both BEMA Buprenorphine and BUNAVAIL are in Phase 3 clinical development, and Clonodine Topical Gel is in Phase 2 clinical development. For more information, visit www.bdsi.com.

Cautionary Note on Forward-Looking Statements

This press release, the presentation referred to herein, and any statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission and those that relate to the Company’s ability to leverage the expertise of employees and partners to assist the Company in the execution of its strategy. Actual results (including, without limitation, the results of the commercial launch and sales efforts of PAINKYL in Taiwan) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

BDSI®  and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences logo and BUNAVAIL™ are trademarks owned by BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL™ is a trademark owned by Meda Pharma GmbH & Co. KG. PAINKYLTM is a trademark owned by TTY Biopharm. All other trademarks and tradenames are owned by their respective owners.

© BioDelivery Sciences International, Inc. All rights reserved.

Contacts:
Brian Korb	Al Medwar
Senior Vice President	Vice President, Marketing and Corporate Development
The Trout Group LLC	BioDelivery Sciences International, Inc.
(646) 378-2923	919-582-9050
bkorb@troutgroup.com	amedwar@bdsi.com